Exhibit 99.2

Hawthorn Bancshares Announces Cash Dividend
Jefferson City, MO. — January 28, 2026 — Hawthorn Bancshares, Inc. (NASDAQ: HWBK) announced today that its Board of Directors approved a quarterly cash dividend of $0.21 per common share, an increase of $0.01 per common share, or 5%, from the previous quarterly dividend. The dividend is payable on April 1, 2026 to shareholders of record at the close of business on March 15, 2026.
About Hawthorn Bancshares, Inc.
Hawthorn Bancshares, Inc., a bank holding company headquartered in Jefferson City, Missouri, is the parent company of Hawthorn Bank, which has served families and businesses for more than 160 years. Hawthorn Bank has multiple locations, including in the greater Kansas City metropolitan area, Jefferson City, Columbia, Springfield, and Clinton.
Contact:
Hawthorn Bancshares, Inc.
Brent M. Giles
Chief Executive Officer
TEL: 573.761.6100
www.HawthornBancshares.com
Statements made in this press release that suggest the Company's or management's intentions, hopes, beliefs, expectations, or predictions of the future include "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the Company's quarterly and annual reports filed with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this communication, and the Company disclaims any obligation to update any forward-looking statement or to publicly announce the results of any revisions to any of the forward-looking statements included herein, except as required by law.